Exhibit 99.1

Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2019 results

Q4 comparable brand revenue growth accelerates to 7.6%

Q4 GAAP diluted EPS of $2.10; Q4 Non-GAAP diluted EPS of $2.13

FY19 comparable brand revenue growth accelerates to 6.0% with operating margin expansion

San Francisco, CA, March 18, 2020 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter (“Q4 19”) and fiscal year 2019 (“FY 19”) ended February 2, 2020 versus the fourth fiscal quarter (“Q4 18”) and fiscal year 2018 (“FY 18”) ended February 3, 2019. Q4 19 included 13 weeks versus 14 weeks in Q4 18. FY 19 included 52 weeks versus 53 weeks in FY 18.

Laura Alber, President and Chief Executive Officer, commented, “2019 was an outstanding year for our company. We delivered a strong holiday season, outpacing the industry with comparable brand revenue growth of 7.6% in the fourth quarter. West Elm outperformed with a comp of 13.9%, the Pottery Barn brands’ resurgence continued with a combined comp of 7.1%, and the Williams Sonoma brand returned to growth with a comp of 3.3%. The drivers of our outperformance include an expanded, more relevant product assortment, new customer acquisition and further innovations in our customer experience across e-commerce, stores and the supply chain. Our cross-brand initiatives business to business, The Key and in-home Design Crew also continued to scale and become more impactful accelerators of our growth. For the full year, we achieved our goal of maximizing growth and maintaining high profitability with topline and non-GAAP EPS growth at the high-end or above expectations and operating margin expansion. It is clear from these results that our continued evolution and innovation are setting us apart from the competition. This culture is woven into our design-driven products, our digital-first model, and in our commitment to sustainability leadership. And together with our strong growth initiatives, we have a winning combination.”

Alber continued, “Looking ahead to 2020, it is hard not to acknowledge the devastating impact that the coronavirus outbreak is having on communities around the world. Our thoughts are with all of the people affected and our top priority is the safety and well-being of our associates, our customers and our business partners. And, we are taking action to prepare and adapt our business in this time of uncertainty. We would like to thank our people for all their hard work and for their continued commitment to serving our customers as we navigate this challenging time together.”

FOURTH QUARTER 2019

•

Comparable brand revenue growth accelerates to 7.6%, with positive comparable revenue growth in all brands, including West Elm at 13.9%, Pottery Barn at 6.7%, Pottery Barn Kids and Teen at 7.9% and Williams Sonoma at 3.3%

•	Gross margin of 37.6%, which includes the impact of reduced year-over-year occupancy leverage of approximately 60bps as a result of the 53rd week in FY 18
•	Occupancy costs were $181 million, relatively flat to last year
•	Strong SG&A leverage of approximately 80bps across employment and advertising
•	GAAP operating margin of 11.0%; non-GAAP operating margin of 11.6%
•	GAAP diluted EPS of $2.10; non-GAAP diluted EPS of $2.13

FISCAL YEAR 2019

•

Comparable brand revenue growth accelerates to 6.0%, the high-end of the guidance range, with positive comparable revenue growth in all brands, including West Elm at 14.4%, Pottery Barn at 4.1% and Pottery Barn Kids and Teen at 4.5%

•	GAAP diluted EPS of $4.49; non-GAAP diluted EPS of $4.84, exceeding the high-end of the guidance range
•	Operating margins expand over FY18
•	Robust operating cash flow of over $600 million
•	Strong returns to shareholders of nearly $300 million split between dividends and share repurchases
•	Above industry average GAAP ROIC of 20.9%; non-GAAP ROIC of 22.4% (See Exhibit 1)

FY18 results included a 53rd week, which we estimated last year added approximately $85 million in net revenues and $0.10 per diluted share to the fourth quarter and the year.

GUIDANCE

In light of the recent proliferation of the coronavirus and the increasing uncertainty in the current operating environment, the Company is temporarily suspending the provision of fiscal year 2020 guidance.

Long-Term Financial Targets

•	Total Net Revenues growth of mid to high single digits
•	Non-GAAP Operating Income growth in line with revenue growth, driving Operating Margin stability
•	Above-industry average ROIC

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 18, 2020, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the acquisition and operations of Outward, Inc.,employment-related expense, tax legislation, a deferred tax true-up, impact of equity accounting rules, and impairment and early termination charges. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; our long-term financial targets; our stock repurchase program and dividend expectations; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of the coronavirus on our global supply chain, retail store operations and customer demand, new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2019 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the year ended February 2, 2020. As a result all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended		Fourteen Weeks Ended
	February 2, 2020		February 3, 2019
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
Net revenues	$1,843,590	100%	$1,836,436	100%
Cost of goods sold	1,150,862	62.4	1,126,513	61.3

Gross profit	692,728	37.6	709,923	38.7
Selling, general and administrative expenses	489,042	26.5	509,070	27.7

Operating income	203,686	11.0	200,853	10.9
Interest expense, net	1,367	0.1	1,633	0.1

Earnings before income taxes	202,319	11.0	199,220	10.8
Income taxes	36,274	2.0	43,882	2.4

Net earnings	$166,045	9.0%	$155,338	8.5%

Earnings per share (EPS):
Basic	$2.15		$1.95
Diluted	$2.10		$1.93

Shares used in calculation of EPS:
Basic	77,364		79,610
Diluted	78,912		80,681

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q4 19	Q4 18	Q4 19	Q4 18
Pottery Barn	$640	$647	6.7%	(0.4%)
West Elm	409	379	13.9	11.1
Williams Sonoma	441	456	3.3	0.1
Pottery Barn Kids and Teen	276	274	7.9	1.6
Other	78	80	N/A	N/A
Total	$1,844	$1,836	7.6%	2.4%

*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q4 2019, and on a 14-week to 14-week basis for Q4 2018.

Condensed Consolidated Statements of Earnings (unaudited)

	Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	February 2, 2020		February 3, 2019
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
Net revenues	$5,898,008	100%	$5,671,593	100%
Cost of goods sold	3,758,916	63.7	3,570,580	63.0

Gross profit	2,139,092	36.3	2,101,013	37.0
Selling, general and administrative expenses	1,673,218	28.4	1,665,060	29.4

Operating income	465,874	7.9	435,953	7.7
Interest expense, net	8,853	0.2	6,706	0.1

Earnings before income taxes	457,021	7.7	429,247	7.6
Income taxes	100,959	1.7	95,563	1.7

Net earnings	$356,062	6.0%	$333,684	5.9%

Earnings per share (EPS):
Basic	$4.56		$4.10
Diluted	$4.49		$4.05

Shares used in calculation of EPS:
Basic	78,108		81,420
Diluted	79,225		82,340

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth
	FY 19	FY 18	FY 19	FY 18
Pottery Barn	$2,214	$2,177	4.1%	1.2%
West Elm	1,467	1,293	14.4	9.5
Williams Sonoma	1,032	1,056	0.4	1.7
Pottery Barn Kids and Teen	909	896	4.5	2.8
Other	276	250	N/A	N/A
Total	$5,898	$5,672	6.0%	3.7%

*

See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week to 52-week basis for fiscal 2019 and on a 53-week to 53-week basis for fiscal 2018.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	February 2, 2020	February 3, 2019
Assets
Current assets
Cash and cash equivalents	$432,162	$338,954
Accounts receivable, net	111,737	107,102
Merchandise inventories, net	1,100,544	1,124,992
Prepaid expenses	90,426	101,356
Other current assets	20,766	21,939

Total current assets	1,755,635	1,694,343

Property and equipment, net	929,038	929,635
Operating lease right-of-use assets	1,166,383	—
Deferred income taxes, net	47,977	44,055
Goodwill	85,343	85,382
Other long-term assets, net	69,666	59,429

Total assets	$4,054,042	$2,812,844

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$521,235	$526,702
Accrued expenses	175,003	163,559
Gift card and other deferred revenue	289,613	290,445
Income taxes payable	22,501	21,461
Current debt	299,818	—
Operating lease liabilities	227,923	—
Other current liabilities	73,462	72,645

Total current liabilities	1,609,555	1,074,812

Deferred rent and lease incentives	27,659	201,374
Long-term debt	—	299,620
Long-term operating lease liabilities	1,094,579	—
Other long-term liabilities	86,389	81,324

Total liabilities	2,818,182	1,657,130

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—
Common stock: $.01 par value; 253,125 shares authorized; 77,137 and 78,813 shares issued and outstanding at February 2, 2020 and February 3, 2019, respectively	772	789
Additional paid-in capital	605,822	581,900
Retained earnings	644,794	584,333
Accumulated other comprehensive loss	(14,587)	(11,073)
Treasury stock, at cost	(941)	(235)

Total stockholders’ equity	1,235,860	1,155,714

Total liabilities and stockholders’ equity	$4,054,042	$2,812,844

Retail Store Data

(unaudited)

	November 3, 2019	Openings	Closings	February 2, 2020	February 3, 2019
Williams Sonoma	218	1	(8)	211	220
Pottery Barn	205	—	(4)	201	205
West Elm	114	4	—	118	112
Pottery Barn Kids	79	1	(6)	74	78
Rejuvenation	10	—	—	10	10
Total	626	6	(18)	614	625

Condensed Consolidated Statement of Cash Flows (unaudited)

In thousands	Fiscal 2019 (Fifty-Two Weeks)	Fiscal 2018 (Fifty-Three Weeks)
Cash flows from operating activities:
Net earnings	$356,062	$333,684
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	187,759	188,808
(Gain) loss on disposal/impairment of assets	1,755	10,209
Amortization of deferred lease incentives	(7,714)	(26,199)
Non-cash lease expense	215,810	—
Deferred income taxes	(2,557)	23,639
Stock-based compensation expense	64,163	59,802
Other	(26)	(579)
Changes in:
Accounts receivable	(5,034)	(15,329)
Merchandise inventories	24,219	(70,331)
Prepaid expenses and other assets	(3,189)	(54,691)
Accounts payable	(11,051)	62,377
Accrued expenses and other liabilities	13,259	45,976
Gift card and other deferred revenue	(640)	38,899
Deferred rent and lease incentives	—	24,929
Operating lease liabilities	(226,257)	—
Income taxes payable	735	(35,208)

Net cash provided by operating activities	607,294	585,986

Cash flows from investing activities:
Purchases of property and equipment	(186,276)	(190,102)
Other	728	2,203

Net cash used in investing activities	(185,548)	(187,899)

Cash flows from financing activities:
Payment of dividends	(150,640)	(140,325)
Repurchases of common stock	(148,834)	(295,304)
Borrowings under revolving line of credit	100,000	60,000
Repayments of borrowings under revolving line of credit	(100,000)	(60,000)
Tax withholdings related to stock-based awards	(27,752)	(14,437)

Net cash used in financing activities	(327,226)	(450,066)

Effect of exchange rates on cash and cash equivalents	(1,312)	797
Net increase (decrease) in cash and cash equivalents	93,208	(51,182)
Cash and cash equivalents at beginning of period	338,954	390,136

Cash and cash equivalents at end of period	$432,162	$338,954

Exhibit 1

GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended		Fourteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	February 2, 2020		February 3, 2019		February 2, 2020		February 3, 2019
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$692,728	37.6%	$709,923	38.7%	$2,139,092	36.3%	$2,101,013	37.0%
Outward-related[1]	895		324		3,035		1,051
Employment-related expense[2]	—		—		30		—
Impairment and early termination charges[3]	—		767		—		1,676
Non-GAAP gross profit	$693,623	37.6%	$711,014	38.7%	$2,142,157	36.3%	$2,103,740	37.1%

Selling, general and administrative expenses	$489,042	26.5%	$509,070	27.7%	$1,673,218	28.4%	$1,665,060	29.4%
Outward-related[1]	(8,206)		(6,918)		(27,070)		(24,110)
Employment-related expense[2]	(624)		(2,543)		(8,366)		(7,988)
Tax legislation[4]	—		(269)		—		(269)
Impairment and early termination charges[3]	—		(5,995)		—		(11,510)
Non-GAAP selling, general and administrative expenses	$480,212	26.1%	$493,345	26.9%	$1,637,782	27.8%	$1,621,183	28.6%

Operating income	$203,686	11.0%	$200,853	10.9%	$465,874	7.9%	$435,953	7.7%
Outward-related[1]	9,101		7,242		30,105		25,161
Employment-related expense[2]	624		2,543		8,396		7,988
Tax legislation[4]	—		269		—		269
Impairment and early termination charges[3]	—		6,762		—		13,186
Non-GAAP operating income	$213,411	11.6%	$217,669	11.9%	$504,375	8.6%	$482,557	8.5%

		Tax rate		Tax rate		Tax rate		Tax rate
Income taxes	$36,274	17.9%	$43,882	22.0%	$100,959	22.1%	$95,563	22.3%
Outward-related[1]	1,484		846		5,959		4,668
Employment-related expense[2]	(200)		584		(502)		1,933
Tax legislation[4]	(64)		(254)		(162)		4,124
Deferred tax liability adjustment[5]	6,046		—		6,046		—
Impact of equity accounting rules[6]	—		—		—		(1,146)
Impairment and early termination charges[3]	—		1,588		—		3,180
Non-GAAP income taxes	$43,540	20.5%	$46,646	21.6%	$112,300	22.7%	$108,322	22.8%

Diluted EPS	$2.10		$1.93		$4.49		$4.05
Outward-related[1]	0.10		0.08		0.30		0.25
Employment-related expense[2]	0.01		0.02		0.11		0.07
Tax legislation[4]	—		0.01		—		(0.05)
Deferred tax liability adjustment[5]	(0.08)		—		(0.08)		—
Impact of equity accounting rules[6]	—		—		—		0.01
Impairment and early termination charges[3]	—		0.06		—		0.12
Non-GAAP Diluted EPS*	$2.13		$2.10		$4.84		$4.46

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

[1]

During Q4 and fiscal 2019, we incurred approximately $9.1 million and $30.1 million, respectively, of expense, for acquisition-related compensation expense and amortization of intangible assets, as well as the operations of Outward, Inc. During Q4 and fiscal 2018, we incurred approximately $7.2 million and $25.2 million, respectively, of expense.

[2]

During Q4 and fiscal 2019, we incurred approximately $0.6 million and $8.4 million, respectively, of employment-related expense. During Q4 and fiscal 2018, we incurred approximately $2.5 million and $8.0 million, respectively, of employment-related expense.

[3]	During Q4 and fiscal 2018, we incurred approximately $6.8 million and $13.2 million, respectively, of expense, primarily associated with impairment and early lease termination charges.

[4]

During Q4 and fiscal 2019, we recorded income tax expense of approximately $0.1 million and $0.2 million, respectively, associated with tax legislation changes. During Q4 and fiscal 2018, we recorded income tax expense of approximately $0.3 million and a net income tax benefit of $4.1 million, associated with tax legislation changes.

[5]	During Q4 19, we recorded an approximate $6.0 million tax benefit resulting from a non-recurring adjustment to a deferred tax liability.

[6]	During Q1 18, we recorded income tax expense of approximately $1.1 million associated with the adoption of accounting rules related to stock-based compensation.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.